Exhibit 23.5


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 18, 2001) pertaining to the Charter Communications, Inc. 2001 Incentive Stock Plan of our report dated March 2, 2000, with respect to the combined financial statements of CC VII Holdings, LLC - Falcon Systems included in the Annual Report (Form 10-K) of Charter Communications, Inc. for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Los Angeles, California
May 18, 2001